EIGHTH ADDENDUM TO LEASE

]The Eight Addendum To Lease is made and entered into the ____ day of November, 2000, between Conifer Prince Street Associates (Landlord) and Patient Infosystems, Inc. formerly DSMI Corporation (Tenant).

WITNESSETH: That the Tenant currently leases and occupies approximately 12,954 square feet of office space at 46 Prince Street, Rochester, New York 14607 pursuant to a Lease Agreement and First, Second, Third, Fourth, Fifth and Sixth Addenda To Lease, dated February 22, 1995; August 18, 1995; November 17, 1995; March 28, 1996; October 29, 1996, November 30, 1996, November 24, 1997, and June 16 1999 respectively.

WHEREAS, Tenant and Landlord desire to extend the Term of the Lease until December 31, 2001 and decrease the occupied space to the first floor consisting of 5,504 square feet and lower levl consisting of 1,557 square feet, totaling
7.061 square feet.

NOW, THEREFORE, it is mutually agreed upon by the Landlord and Tenant to modify certain provisions of the Lease as follows:

1. Effective upon full execution of this Eighth Addendum To Lease, the Term of the Lease shall be extended from January 1, 2001 to
         December 31, 2001.
2. Tenant agrees to pay, Base Rent for its' leased premises, consisting of approximately 7,061 square feet, as follows:
        --------------------- --------------------- ---------------------
               Period                Annual                 Monthly
            Month-to-Month          Per Sq.ft.             Base Rent
                                    Base Rent
        --------------------- --------------------- ---------------------
        --------------------- --------------------- ---------------------
        1/1/2001 - 12/31/2001        $15.08               $8,873.32
        --------------------- --------------------- ---------------------

3. Parking permits will be available for 20 cars from 9:00am - 5:00pm weekdays and 28 passes for evening and after hours shifts.
4. Effective January 1, 2001, Schedule A-7 shall replace Schedule A6 and Tenant's Pro Rata share of taxes, utilities and insurance will be 23.25%.

Agreed to by:                                        Agreed to by:
PATIENT INFOSYSTEMS, INC.                   CONIFER PRINCE STREET ASSOCIATES
By:      /s/Kent A. Tapper                   By:     /s/Terryl Butwid
    -------------------------                -----------------------------------
Date: 12/8/2000                              Date: 12/20/2000


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                                                             SCHEDULE A-7
                             COMMON AREA MAINTENANCE
                                 ADDITIONAL RENT
                                    UTILITIES

Total Square Footage of Building:           30,375
Square Footage Covered By Lease:            7,061
Tenant's Share Electric:                    23.25%

                                 ADDITIONAL RENT

Heating and Air Conditioning
The heat pump units serving the leases premises shall be individually gauged and monthly charges shall be calculated as set forth on the attached and further explained as follows:

1. The heat pump units serving the leased premises shall be identified by model number.
2. The actual heat pump operating hours will be recorded for each month (column 3) and multiplied by the energy use factor (column 4) applicable to the heat pump model to establish the total energy units (column 5).
3. The total energy units for all heat pumps is then added to the total auxiliary usage to establish the grand total usage and energy cost (total KWH) for the building.
4. The grand total usage and energy cost is multiplied by the utility company's rate per KWH to establish the total cost for kilowatt hours.
5. The total KWH are divided by the total heat pump usage and charges to establish the heat pump hourly rate (column 6).
6. The monthly tenant charge is the heat pump hourly rate multiplied by the total energy units (column 5).
7.       Tenant shall also pay 23.25% of the general usage/common area electric.

                                 ADDITIONAL RENT
                      Real Estate and Insurance Escalation

In addition to the rents set forth in the Lease, and heretofore in this Schedule, with 1995 as the base year, Tenant shall pay 23.25% of the increase in real estate taxes and other government levies in lieu of taxes (payable in October of the following year), and 23.25% of the increase in property and liability insurance premiums (payable in February of the following year).